UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

JOINT CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 29, 2006

Rockwood Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32609	52-2277366
(Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Overlook Center
Princeton, New Jersey 08540
(Address of registrant’s principal executive office)

(609) 514-0300
(Registrant’s telephone number)

Rockwood Specialties Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-109686	52-2277390
(Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer
Identification Number)

100 Overlook Center
Princeton, New Jersey 08540
(Address of registrant’s principal executive office)

(609) 514-0300
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.              Entry into a Material Definitive Agreement.

On November 29, 2006, Rockwood Holdings, Inc. (the “Company”) agreed to sell its Groupe Novasep subsidiary (“Novasep”) pursuant to a Share Purchase Agreement (the “SPA”) entered into by and among an affiliate of the Company and a consortium of buyers comprising Gilde Buyout Partners BV, Banexi Capital and Novasep management (collectively, the “Buyers”).  Under the terms of the SPA and upon the closing of the transaction, the Buyers will (i) purchase all outstanding Novasep shares, (ii) repay intercompany indebtedness, and (iii) assume certain third party indebtedness. The transaction values Novasep at approximately $425 million. The Company through its indirect subsidiary owns approximately 79 percent of Novasep’s outstanding shares, while Novasep management owns approximately 21 percent. The purchase price is subject to potential nominal post-closing adjustments.

Closing of the transaction, which the Company anticipates will occur at the end of 2006 or the beginning of 2007, is contingent on regulatory approval and the Buyers obtaining debt financing. Subject to certain terms and conditions, the Buyers have obtained commitments to finance the transaction. A copy of the press release announcing the transaction issued on November 30, 2006 is furnished as Exhibit 99.1.

Item 9.01               Financial Statements and Exhibits.

(c)           Exhibits.

Exhibit No.	Description

99.1	Press Release dated November 30, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rockwood Holdings, Inc.

By:	/s/ MICHAEL W. VALENTE
	Name:	Michael W. Valente
	Title:	Assistant Secretary

Rockwood Specialties Group, Inc.

By:	/s/ MICHAEL W. VALENTE
	Name:	Michael W. Valente
	Title:	Assistant Secretary

Dated:  December 4, 2006